                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                              ____________________

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                       __________________________________

                               December 15, 1998
                Date of Report (Date of earliest event reported)


                                  MATTEL, INC.
                                  ------------
             (Exact name of registrant as specified in its charter)


          Delaware                      001-05647              95-1567322
(State or Other Jurisdiction           (Commission            (IRS Employer
     of Incorporation)                 File Number)       Identification Number)


          333 Continental Boulevard, El Segundo, California 90245-5012
          ------------------------------------------------------------
           (Address of principal executive offices)        (zip code)


                                 (310) 252-2000
                                 --------------
               Registrant's telephone number, including area code
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Item 5.    Other Events

On December 14, 1998, Mattel, Inc. ("Mattel") announced that its sales volume and earnings for the fourth quarter and year ending December 31, 1998 will be negatively impacted by a substantial decline in re-orders from retailers. Mattel said it expects its 1998 sales to be flat with last year and expects its earnings for the year to be approximately $1.20 per share, a 33% decline from its prior estimate, before the charge related to its previously announced Power Wheels recall.

Also on December 14, 1998, Mattel and The Learning Company, Inc. ("TLC"), the world's second largest consumer software company, announced that they have signed a definitive agreement for the merger of their two companies (the "Merger"). The terms of the Merger are set forth in an Agreement and Plan of Merger, dated as of December 13, 1998 (the "Merger Agreement"), between Mattel and TLC. Under the terms of the Merger Agreement each share of TLC will be exchanged for shares of Mattel having a value of $33, subject to a maximum of
1.2 shares and a minimum of 1.0 shares. The Merger Agreement provides that upon consummation of the Merger, TLC will be merged with and into Mattel. Consummation of the Merger is subject to various conditions set forth in the Merger Agreement. In connection with the Merger Agreement, Mattel and TLC entered into an Option Agreement, dated as of December 13, 1998 (the "Option Agreement"), pursuant to which TLC granted to Mattel the right to purchase up to 18% of TLC's outstanding common stock. The option granted pursuant to the Option Agreement is exercisable upon the occurrence of certain events, none of which has occurred at the time of this filing. Also in connection with the Merger Agreement, certain stockholders of TLC entered into stockholder support agreements (the "Stockholder Support Agreements"), with Mattel, pursuant to which such stockholders agreed to vote their shares in favor of the approval and adoption of the Merger Agreement.

The foregoing description of the Merger, the Merger Agreement, the Option Agreement and the Stockholder Support Agreements is qualified in its entirety by reference to the Merger Agreement, the Option Agreement and the Stockholder Support Agreements, copies of which are filed herein as Exhibits, and which are incorporated herein by this reference.


Note:

Forward-looking statements included in this Report with respect to the Merger and the financial condition, results of operations and business of Mattel, which include, but are not limited to, Mattel's sales levels, earnings, re-orders from retailers, special charges, costs savings, and profitability, are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those set forth in such statements. Such risks and uncertainties include, without limitation: the possible inability of Mattel and TLC to complete the Merger as scheduled, if at all, and those associated with the ability of the combined company to achieve the anticipated benefits of the Merger; Mattel's dependence on the timely development, introduction and customer acceptance of new products; significant changes in buying patterns of major customers; possible weaknesses of international markets; the impact of competition on revenues and margins; Mattel's ability to successfully integrate the operations of TLC following the Merger; the effect of currency fluctuations on reportable income; unanticipated negative results of litigation, governmental proceedings or environmental matters; and other risks and uncertainties as may be detailed from time to time in Mattel's public announcements and SEC filings.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

          (c)  Exhibits:

2.1 Agreement and Plan of Merger, dated as of December 13, 1998, between Mattel, Inc. and The Learning Company, Inc.

99.1 Stock Option Agreement, dated as of December 13, 1998, between Mattel, Inc. and The Learning Company, Inc.

99.2 Stockholder Support Agreement, dated as of December 13, 1998, between Mattel, Inc. and certain stockholders of The Learning Company, Inc.

99.3 Stockholder Support Agreement, dated as of December 13, 1998, between Mattel, Inc. and certain stockholders of The Learning Company, Inc.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 15, 1998

                              MATTEL, INC.
                              Registrant

                              By: /s/ Lee B. Essner
                                  ----------------------------------
                              Name:  Lee B. Essner
                              Title: Assistant General Counsel
                                     and Assistant Secretary

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